News Release
www.aviatnetworks.com
Aviat Networks Announces First Quarter of Fiscal 2018 Financial Results

•	GAAP gross margin of 30.8%, an increase of 100 basis points year-over-year; Non-GAAP gross margin of 30.8%, an improvement of 90 basis points year-over-year

•	GAAP operating expenses of $18.5 million, a reduction of $1.8 million or 8.7% year-over-year; Non-GAAP operating expenses of $17.6 million, a reduction of $2.1 million or 10.7% year-over-year

•	GAAP operating loss of $1.2 million represents a $1.7 million improvement year-over-year; Non-GAAP operating loss of $0.3 million represents a $2.0 million improvement year-over-year

•	Adjusted EBITDA of $0.9 million represents a $1.5 million improvement year-over-year

•	Cash and cash equivalents at fiscal 2018 first quarter end of $39.1 million; net cash increase of $3.4 million from fiscal year end 2017
MILPITAS, Calif., November 13, 2017 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or “the Company”), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2018 first quarter ended September 29, 2017.
Commenting on the Company’s fiscal 2018 first quarter results, Michael Pangia, President and Chief Executive Officer of Aviat Networks stated, “While revenue was slightly below our prior expectations, we exceeded our gross margin targets and our operating expenses were lower than anticipated. Adjusted EBIDTA of $0.9 million came in at the higher end of our guidance and represented a $1.5 million year-over-year improvement. Additionally, we ended the quarter with $39.1 million in cash and cash equivalents, a $7.4 million increase year-over-year. Our focus remains on profitability and cash generation and we remain on track to deliver significant year-over-year bottom line improvements, while further strengthening our balance sheet.”
Fiscal 2018 First Quarter Results Comparisons
The Company reported total revenues of $56.2 million for its fiscal 2018 first quarter as compared to $58.2 million in the comparable fiscal 2017 period, a decline of $2.0 million or 3.5%. The year-over-year decline in revenue is primarily related to a decline in international revenue offset in part by an increase in North America revenue. On a sequential basis, total revenues were flat as compared to the prior fiscal 2017 fourth quarter.
GAAP gross margins for the fiscal 2018 first quarter were 30.8% as compared to 29.8% in the fiscal 2017 first quarter, an improvement of approximately 100 basis points. Non-GAAP gross margins for the fiscal 2018 first quarter were 30.8% as compared to 29.9% in the fiscal 2017 first quarter, an increase of 90 basis points. Both GAAP and Non-GAAP gross margin percentage improvements were primarily driven by improved product margin and lower supply chain costs.

GAAP total operating expenses for the fiscal 2018 first quarter were $18.5 million as compared to $20.3 million reported in the fiscal 2017 first quarter, a reduction of $1.8 million or 8.7%. Non-GAAP total operating expenses for the fiscal 2018 first quarter, excluding the impact of share-based compensation, were $17.6 million as compared to $19.7 million reported in the fiscal 2017 first quarter, a reduction of $2.1 million or 10.7%. The improvements in both GAAP and Non-GAAP operating expenses are the direct result of the Company’s continuing focus on lowering its overall cost structure.
GAAP operating loss was $1.2 million for the fiscal 2018 first quarter as compared to a GAAP operating loss of $2.9 million for the comparable fiscal 2017 period, an improvement of $1.7 million. Non-GAAP operating loss was $0.3 million for the fiscal 2018 first quarter as compared to a Non-GAAP operating loss of $2.3 million for the comparable fiscal 2017 period, an improvement of $2.0 million. The Company reported a GAAP net loss from continuing operations of $0.7 million, or a loss of $0.12 per basic and diluted share and Non-GAAP loss from continuing operations of $0.6 million or loss of $0.12 per basic and diluted share. This compares to a GAAP loss from continuing operations of $0.6 million or a loss of $0.12 per basic and diluted share for the comparable year-ago period, and a Non-GAAP loss from continuing operations attributable to Aviat Networks of $2.6 million or a loss of $0.49 per diluted share for the comparable fiscal 2017 period.
Adjusted EBITDA for the fiscal 2018 first quarter was $0.9 million, compared with an Adjusted EBITDA loss of $0.6 million in the comparable fiscal 2017 period, an improvement of $1.5 million.
Cash and cash equivalents were $39.1 million as of September 29, 2017 as compared to $35.7 million as of June 30, 2017, an improvement of $3.4 million.
A reconciliation of GAAP to Non-GAAP financial measures for the first quarter of fiscal 2018 along with the accompanying notes is provided in Table 3 below.
Fiscal 2018 Second Quarter Outlook
The Company anticipates revenue to be in the range of $60.0 - $63.0 million. Non-GAAP gross margins are anticipated to increase sequentially over the fiscal 2018 first quarter and be in the range of 31.5% and 33.0%. Non-GAAP operating expenses are expected to be between $18.0 and $18.5 million, in line with the Company’s prior outlook, with the range dependent upon the top-line. This would result in positive operating income and positive Adjusted EBITDA for the second quarter of fiscal 2018 and represent sequential improvements over the fiscal 2018 first quarter.
Fiscal 2018 Full Year Outlook
The Company today provided updates to its previously announced Fiscal 2018 full year outlook. The only change from the prior outlook is the narrowing of the range of revenue, previously anticipated to be between $245.0 and $260.0 million. The Company now anticipates fiscal 2018 revenue to be in the range of $245.0 to $255.0 million, with Non-GAAP gross margins between 31.5% to 32.5% and Non-GAAP operating expenses to be in the range of $72.0 million to $75.0 million. Despite the narrowing of the revenue range provided, the Company still anticipates it will meet its bottom-line objectives and generate Non-GAAP operating income of approximately $5.0 million to $7.0 million and Adjusted EBITDA of approximately $11.0 million to $13.0 million in fiscal 2018.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on November 13, 2017 to discuss its financial results for the fiscal 2018 first quarter. To listen to the live conference call, please dial toll free (US/CAN) (866) 562-9910, (INTL) (661) 378-9805, conference ID: 7199167. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision (benefit), loss from continuing operations attributable to Aviat Networks, diluted net loss per share from continuing operations attributable to Aviat Networks, adjusted income (loss) before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand its performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat Networks with their critical applications. Coupled with a long history of microwave innovations, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat Networks have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2018, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 6, 2017 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:

Glenn Wiener, GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / Investorinfo@aviatnet.com or GWiener@GWCco.com

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2018 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 29, 2017	June 30, 2017	September 30, 2016
Revenues:
Revenue from product sales	$35,067	$33,736	$34,724
Revenue from services	21,115	22,695	23,483
Total revenues	56,182	56,431	58,207
Cost of revenues:
Cost of product sales	23,663	22,409	24,860
Cost of services	15,223	14,763	15,982
Total cost of revenues	38,886	37,172	40,842
Gross margin	17,296	19,259	17,365
Operating expenses:
Research and development expenses	4,798	5,002	4,943
Selling and administrative expenses	13,722	14,657	15,187
Restructuring charges	2	246	160
Total operating expenses	18,522	19,905	20,290
Operating loss	(1,226)	(646)	(2,925)
Interest income	58	93	54
Interest expense	(6)	(22)	(18)
Other expense	(30)	5	(182)
Loss before income taxes	(1,204)	(570)	(3,071)
(Benefit from) provision for income taxes	(639)	842	(2,470)
Net loss	(565)	(1,412)	(601)
Less: Net income attributable to noncontrolling interests, net of tax	92	61	28
Net loss attributable to Aviat Networks’ common stockholders	$(657)	$(1,473)	$(629)

Net loss per share of common stock outstanding, basic and diluted	$(0.12)	$(0.28)	$(0.12)
Weighted average shares outstanding, basic and diluted	5,316	5,314	5,259

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2018 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 29, 2017	June 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$39,103	$35,658
Restricted cash	541	541
Short-term investments	265	264
Accounts receivable, net	43,635	45,945
Unbilled receivables	8,297	12,110
Inventories	23,143	21,794
Customer service inventories	1,633	1,871
Other current assets	7,246	6,402
Total current assets	123,863	124,585
Property, plant and equipment, net	16,934	16,406
Deferred income taxes	5,735	6,178
Other assets	5,682	5,407
Total long-term assets	28,351	27,991
TOTAL ASSETS	$152,214	$152,576
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	34,443	33,606
Accrued expenses	21,478	21,933
Advance payments and unearned income	20,087	20,004
Restructuring liabilities	827	1,475
Total current liabilities	85,835	86,018
Unearned income	6,745	7,062
Other long-term liabilities	1,024	1,022
Reserve for uncertain tax positions	2,408	2,453
Deferred income taxes	1,781	1,681
Total liabilities	97,793	98,236
Equity:
Preferred stock	—	—
Common stock	53	53
Additional paid-in-capital	814,314	813,733
Accumulated deficit	(748,861)	(748,204)
Accumulated other comprehensive loss	(11,720)	(11,785)
Total Aviat Networks stockholders’ equity	53,786	53,797
Noncontrolling interests	635	543
Total equity	54,421	54,340
TOTAL LIABILITIES AND EQUITY	$152,214	$152,576

AVIAT NETWORKS, INC.
Fiscal Year 2018 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision, loss from continuing operations attributable to Aviat Networks, diluted net loss per share from continuing operations attributable to Aviat Networks, and adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2018 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 29, 2017	% of Revenue	June 30, 2017	% of Revenue	September 30, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$17,296	30.8%	$19,259	34.1%	$17,365	29.8%
WTM inventory write-down recovery	(9)		(45)		—
Share-based compensation	44		57		41
Non-GAAP gross margin	17,331	30.8%	19,271	34.1%	17,406	29.9%

GAAP research and development expenses	$4,798	8.5%	$5,002	8.9%	$4,943	8.5%
Share-based compensation	(39)		(39)		(23)
Non-GAAP research and development expenses	4,759	8.5%	4,963	8.8%	4,920	8.5%

GAAP selling and administrative expenses	$13,722	24.4%	$14,657	26.0%	$15,187	26.1%
Share-based compensation	(491)		(504)		(394)
Strategic alternative costs	(394)		—		—
Non-GAAP selling and administrative expenses	12,837	22.8%	14,153	25.1%	14,793	25.4%

GAAP operating loss	$(1,226)	(2.2)%	$(646)	(1.1)%	$(2,925)	(5.0)%
WTM inventory write-down recovery	(9)		(45)		—
Share-based compensation	574		600		458
Strategic alternative costs	394		—		—
Restructuring charges	2		246		160
Non-GAAP operating (loss) income	(265)	(0.5)%	155	0.3%	(2,307)	(4.0)%

	Three Months Ended
	September 29, 2017	% of Revenue	June 30, 2017	% of Revenue	September 30, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP income tax (benefits) provision	$(639)	(1.1)%	$842	1.5%	$(2,470)	(4.2)%
Tax refund from Inland Revenue Authority of Singapore	1,322		—		3,741
Adjustment to reflect pro forma tax rate	(383)		(542)		(971)
Non-GAAP income tax provision	300	0.5%	300	0.5%	300	0.5%

GAAP loss from continuing operations attributable to Aviat Networks	$(657)	(1.2)%	$(1,473)	(2.6)%	$(629)	(1.1)%
Share-based compensation	574		600		458
Strategic alternative costs	394		—		—
Restructuring charges	2		246		160
Nigeria FX loss (income) on dividend receivable	1		(5)		210
WTM inventory write-down recovery	(9)		(45)		—
Tax refund from Inland Revenue Authority of Singapore	(1,322)		—		(3,741)
Adjustment to reflect pro forma tax rate	383		542		971
Non-GAAP loss from continuing operations attributable to Aviat Networks	$(634)	(1.1)%	$(135)	(0.2)%	$(2,571)	(4.4)%

Diluted loss per share of common stock
GAAP	$(0.12)		$(0.28)		$(0.12)
Non-GAAP	$(0.12)		$(0.03)		$(0.49)

Shares used in computing diluted loss per share of common stock
GAAP	5,316		5,314		5,259
Non-GAAP	5,316		5,314		5,259

ADJUSTED EBITDA:
GAAP loss from continuing operations attributable to Aviat Networks	$(657)	(1.2)%	$(1,473)	(2.6)%	$(629)	(1.1)%
Depreciation and amortization of property, plant and equipment	1,282		1,300		1,670
Interest	(52)		(71)		(36)
Share-based compensation	574		600		458
Strategic alternative costs	394		—		—
Restructuring charges	2		246		160
Nigeria FX loss (income) on dividend receivable	1		(5)		210
WTM inventory write-down recovery	(9)		(45)		—
(Benefits from) provision for income taxes	(639)		842		(2,470)
Adjusted EBITDA attributable to Aviat Networks	$896	1.6%	$1,394	2.5%	$(637)	(1.1)%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP loss from continuing operations attributable to Aviat Networks excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP loss from continuing operations attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2018 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	September 29, 2017	June 30, 2017	September 30, 2016
	(In thousands)
North America	$31,002	$34,953	$28,584
International:
Africa and Middle East	13,462	11,696	14,349
Europe and Russia	4,446	2,799	4,507
Latin America and Asia Pacific	7,272	6,983	10,767
	25,180	21,478	29,623
Total Revenue	$56,182	$56,431	$58,207